    As Filed with the Securities and Exchange Commission on July 21, 2000
                                               Registration No. 333-

____________________________________________________________________________

                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549
                             __________

                  FORM S-8 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933
                             __________
                      ALLEGIANT BANCORP, INC.
         (Exact name of registrant as specified in charter)

                 MISSOURI                            43-1519382
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)           Identification Number)

             2122 KRATKY ROAD
           ST. LOUIS, MISSOURI                         63114
 (Address of principal executive offices)           (Zip Code)
                             __________

                       ALLEGIANT BANCORP, INC.
                     2000 STOCK INCENTIVE PLAN
                      (Full title of the plan)
                             __________
                ____________________________________

                           SHAUN R. HAYES
                          2122 KRATKY ROAD
                        ST. LOUIS, MISSOURI
                               63114

              (Name and address of agent for service)
                     TELEPHONE:  (314) 692-8200
                             __________
                              Copy to:

                        THOMAS A. LITZ, ESQ.
                        THOMPSON COBURN LLP
                         ONE FIRSTAR PLAZA
                     ST. LOUIS, MISSOURI 63101
                           (314) 552-6000

                                               CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                       PROPOSED MAXIMUM           PROPOSED MAXIMUM
  TITLE OF SECURITIES          AMOUNT TO                OFFERING PRICE           AGGREGATE OFFERING             AMOUNT OF
    TO BE REGISTERED         BE REGISTERED              PER SHARE<F1>                PRICE<F1>               REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock,           600,000 shares                 $8.875                   $5,325,000                  $1,405.80
      $.01 par value

================================================================================================================================

<F1> Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c), based on the average bid and asked price of the shares of common stock, $0.01 par value, of the Registrant as reported on the Nasdaq
     National Market on July 14, 2000.

         The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register 600,000 shares of Allegiant Bancorp, Inc. ("Allegiant" or the "Company") common stock, $0.01 par value, for issuance to optionees under the Allegiant Bancorp, Inc. 2000 Stock Incentive Plan (the "Plan").


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) Allegiant's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) Allegiant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

         (c)  The description of Allegiant's Common Stock set forth in
              Item 11 of Allegiant's Registration Statement on Form 10-SB, dated June 30, 1995.

         Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

         Article XII of the By-Laws of the Company provides that the Company shall extend to its directors and officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7).

         Pursuant to directors' and officers' liability insurance policies, the Company's directors and officers are insured, subject to certain limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Company, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Company.

Item 8.  Exhibits.
         --------

         See Exhibit Index located at page 7 hereof.

Item 9.  Undertakings.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with
              respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

          The Registrant.  Pursuant to the requirements of the
          --------------
Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 20, 2000.

                                 ALLEGIANT BANCORP, INC.


                                 By /s/ Shaun R. Hayes
                                    ----------------------------------------
                                    Shaun R. Hayes
                                    President and Chief Executive Officer

                         POWER OF ATTORNEY
                         -----------------

          We, the undersigned officers and directors of Allegiant Bancorp, Inc., hereby severally and individually constitute and appoint Shaun R. Hayes and Thomas A. Daiber, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 relating to the Allegiant Bancorp, Inc. 2000 Stock Incentive Plan and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                             Title                          Date
    ---------                             -----                          ----

/s/ Marvin S. Wool            Chairman of the Board                  April  20, 2000
----------------------------
Marvin S. Wool



/s/ Shaun R. Hayes            President, Chief Executive Officer     April  20, 2000
----------------------------  and Director
Shaun R. Hayes


/s/ Thomas A. Daiber          Senior Vice President and Chief        April  20, 2000
----------------------------  Financial Officer
Thomas A. Daiber


                               -5-



/s/ Leland B. Curtis          Director                               April  20, 2000
----------------------------
Leland B. Curtis



/s/ Kevin R. Farrell          Director                               April  20, 2000
----------------------------
Kevin R. Farrell



/s/ Leon A. Felman            Director                               April  20, 2000
----------------------------
Leon A. Felman



/s/ C. Virginia Kirkpatrick   Director                               April  20, 2000
----------------------------
C. Virginia Kirkpatrick



/s/ Jack K. Krause            Director                               April  20, 2000
----------------------------
Jack K. Krause



/s/ John Weiss                Director                               April  20, 2000
----------------------------
John Weiss



/s/ Lee S. Wielansky          Director                               April 20, 2000
----------------------------
Lee S. Wielansky

                             EXHIBIT INDEX
                             -------------

Exhibit No.
-----------

    4.1           Form of Stock Certificate for Common Stock, filed as
                  Exhibit 4.2 to the Company's Registration Statement on Form 10-SB (Reg. No. 0-26350) is hereby incorporated by reference.

    4.2 Junior Subordinated Indenture, dated as of August 2, 1999, by and between the Company and Bankers Trust Company, as Trustee, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is hereby incorporated by reference.

    5.1 Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

   23.1           Consent of Thompson Coburn LLP (included in Exhibit
                  5.1).

   23.2           Consent of BDO Seidman, LLP is filed herewith.

   23.3           Consent of Ernst & Young LLP is filed herewith.

   24.1           Power of Attorney (included on signature page hereto).

   99.1 Allegiant Bancorp, Inc. 2000 Stock Incentive Plan, filed as Annex A to the Company's Proxy Statement for the Company's 2000 Annual Meeting, is incorporated herein by reference.




                               -7-